Exhibit 10.1

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

1993 STOCK INCENTIVE PLAN

(As Amended and Restated Effective February 28, 2007)

1. History and Effective Date. On September 14, 1993, the Board of Directors of Allscripts Healthcare Solutions, Inc., successor-by-merger to Allscripts, Inc. (the “Company”), approved the adoption of the Company’s 1993 Stock Incentive Plan (the “Plan”), which was amended and restated on June 7, 1999 and has been subsequently amended thereafter. The Company had previously adopted the Incentive Stock Option Plan (the “Initial Option Plan”), a 1990 Stock Option Plan (the “1990 Plan”), a Consultant Option Plan (the “Consultant Plan”) and an Amended and Restated 1993 Eligible Director Stock Option Plan (the “Director Plan”) (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the “Predecessor Plans”). Following the adoption of the Plan, shares attributable to awards that were forfeited or cancelled under the Predecessor Plans were added back to the shares available for awards under this Plan.

Effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the “Common Shares”), pursuant to which each Common Share was converted into one-sixth of a Common Share (the “Reverse Split”), and all references in this Plan to numbers of Common Shares shall reflect the Reverse Split.

2. Purpose; Types of Awards. The purpose of the Plan is to provide a means whereby the Company may, through the grant of equity-based incentives to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. “Eligible Directors” means members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company’s outstanding voting securities on the date when Stock Incentives are to be granted to such persons under the Plan. The Plan authorizes the grant to such key individuals of the Company of equity-based incentives in the form of (a) incentive stock options (“ISOs”) to purchase Common Shares that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (b) nonqualified stock options to purchase Common Shares that are not intended to qualify under Code Section 422 (“Nonqualified Options”), (c) stock appreciation rights (“SARs”), (d) Common Shares, the vesting of which is subject to restrictions and conditions (“Restricted Stock”), and (e) the right to receive Common Shares in the future, provided that certain restrictions and conditions are satisfied (“Restricted Stock Units”). ISOs and Nonqualified Options are referred to collectively under the Plan as “Options.” Options, SARs, Restricted Stock and Restricted Stock Units are referred to collectively as “Stock Incentives” under the Plan.

3. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as “grantees”). The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 11,593,489, plus shares attributable to awards that were forfeited or cancelled under the Predecessor Plans. The Common Shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. Any shares subject to a Stock Incentive that lapses, expires, terminates, is forfeited or is cancelled under the Plan or any Predecessor Plan without the issuance of Common Shares (including, if applicable, Common Shares that are not issued because they were used to satisfy tax withholding or payment of the exercise price of a Stock Incentive), shall again become available for issuance of Stock Incentives under the Plan. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

4. Administration. This Plan shall be administered by the Compensation Committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). To the extent that the Board deems it necessary or desirable, each member of the Committee shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

5. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of Options, SARs, Restricted Stock or Restricted Stock Units, or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company. Each Stock Incentive award under the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award, as determined by the Committee in its sole discretion.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the Option agreement:

(a) Term. Each Option agreement shall specify the period for which the Option is exercisable and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted and shall not be less than the fair market value of a share on the grant date.

(c) Exercise of Options. No part of any Option may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. An Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that an Option may be exercised following a grantee’s termination of service with the Company. If an Option is granted in tandem with an SAR, exercise of the Option shall result in termination of the related SAR with respect to the shares exercised, and vice versa.

(d) Payment of Purchase Price Upon Exercise of an Option. Upon the exercise of an Option, the purchase price shall be paid in cash or, if the Committee so provides, in Common Shares of the Company valued at their fair market value on the date of exercise, or in any combination of cash or Common Shares. For purposes of the Plan, “fair market value” means, as of any date, if the Common Shares are actively traded or quoted on an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)), the closing price of the Common Shares on such date or, if the shares are not actively traded or quoted in an established market, the value that the Committee determines is the fair market value in good faith and in its sole discretion.

(e) Special Rules Applicable to ISOs. In addition to the foregoing, ISOs shall be subject to the following special rules:

(i) An ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted by the Board.

(ii) The term of the ISO may not be more than ten years from the date the ISO is granted (five years, in the case of a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company on the date the ISO is granted).

(iii) The per share exercise price of an ISO shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the ISO is granted.

(iv) No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs that first become exercisable in such calendar year exceeds $100,000.

(v) If the grantee dies, his or her ISO may be exercised, to the extent that the grantee could have done so at the date of death, by the person or persons to whom the grantee’s rights under the ISO pass by will or applicable law, or if no such person has such right, by the grantee’s executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee’s death (as the Committee may specify in the Option agreement), but not later than the expiration date specified in the Option agreement.

(vi) If a grantee’s employment with the Company terminates because of permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, within one year of such termination, but not later than the expiration date specified in the Option agreement. For purposes of the Plan, the term “permanent disability” means the permanent incapacity of a grantee to perform the usual duties of his or her employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

(vii) If a grantee’s employment with the Company terminates for any reason other than death or permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the Option agreement.

To the extent that any Option granted under the Plan is intended to be an ISO, but does not satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Option.

(f) Repricing. Except for adjustments pursuant to paragraph 12 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

7. Terms and Conditions of SARs. A grantee who is awarded a SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant. Each SAR granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the SAR agreement.

(a) Term. Each SAR agreement shall specify the period for which the SAR is exercisable and shall provide that the SAR shall expire at the end of such period. SARs may be granted in tandem with or with reference to an Option, in which event the grantee may elect to exercise either the Option or the SAR (as to the same Common Shares subject to the Option and the SAR), or the SAR may be granted independently of a related Option. A SAR shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

(b) Exercise of SARs. No part of any SAR may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. A SAR may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that a SAR may be exercised following a grantee’s termination of service with the Company. If a SAR is granted in tandem with an Option, exercise of the SAR shall result in termination of the related Option with respect to the number of shares exercised, and vice versa.

(c) Payment. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may award a grantee Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion. For purposes of the Plan, “Restricted Stock” is a grant of Common Shares, and a “Restricted Stock Unit” is the grant of the right to receive Common Shares in the future, with such Common Shares, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

(a) Eligibility; Terms of Awards. The Committee shall designate the grantees to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of Common Shares or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate, as set forth in the Restricted Stock agreement applicable to the award.

(b) Restricted Period. During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(i) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a grantee under the Plan shall be exercisable during his or her lifetime only by such grantee.

(ii) The grantee shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Common Shares or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(iii) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and rules and administration adopted pursuant to such Plan, and a Restricted Stock Agreement. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Allscripts Healthcare Solutions, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in the Plan or a Restricted Stock agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the grantee. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in paragraph 8(b) shall be delivered to the grantee. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, Common Shares, or any combination thereof, as determined by the Committee.

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Stock Incentive to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

10. Transferability. Except as provided in this paragraph 10, no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Nonqualified Option may transfer such Option, without value, to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family, provided that (i) the applicable Option agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

11. No Rights as a Stockholder. No grantee shall have any rights as a stockholder with respect to any Common Shares underlying Stock Incentives granted under the Plan prior to the date, if any, Common Shares are issued in the grantee’s name.

12. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company’s Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company’s Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company’s issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the number of shares subject to then existing Stock Incentives and, if applicable, the exercise price thereof, shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change provided, however, in the event of a merger, consolidation, or similar event with another corporation, all or any portion of the Stock Incentives may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected grantee and either: (i) the grantee is permitted to exercise the Stock Incentive, where applicable, for a reasonable period prior to the effective date of the cancellation; or (ii) the grantee receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Stock Incentives. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

13. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon transfer of any shares pursuant to the exercise or vesting of a Stock Incentive, the Company may require each grantee, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

14. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate the grantee’s relationship with the Company (including his or her employment) at any time.

15. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

16. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of the Company’s stockholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 3; (b) permit granting of any ISO at any option price less fair market value at the date of grant; (c) change the class of individuals eligible to receive Stock Incentives; (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 17; or (e) materially (within the meaning of rules of Nasdaq) change the terms of the Plan.

17. Term of Plan. This Plan shall terminate and no Stock Incentive shall be granted after April 23, 2014; provided that any Stock Incentives granted prior to such date may be exercised in accordance with their terms.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.